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                         CHARLES J. DAVITIAN, P.C.
                        Certified Public Accountant

                                                  101 Park Avenue
                                             New York, N.Y. 10738
                                                  (212) 922-0130

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549


                   Consent of Certified Public Accountant

We have issued our reports dated September 25, 1995, relating to the financial statements of Command Credit Corporation for the years ended June 30, 1995 and 1994 and the related statement of earnings, shareholder's equity and cash flows for the three years ended June 30, 1995, 1994 and 1993. We consent to their use in the Form 8-KSB.

/s/ Charles J. Davitian
--------------------------
Charles J. Davitian

New York, NY
December 12, 1995